Exhibit 99.1

BG Medicine Provides Business Update and Reports Second Quarter 2015 Financial Results

Focus Shifts to Support of Market Introduction of Automated Galectin-3 Test in U.S.

Operating Cash Burn for Second Quarter of 2015 Reduced by 68% from Second Quarter of 2014

—Company to Host Business Update Conference Call on Wednesday, August 19, 2015—

Waltham, Mass., August 14, 2015 – BG Medicine, Inc. (NASDAQ: BGMD), the developer of the BGM Galectin-3® Test, today provided an update on recent business developments and the U.S. market introduction of automated testing for galectin-3 by its partner Abbott and reported financial results for the three and six months ended June 30, 2015.

Recent Highlights

•	The first FDA-cleared automated assay for galectin-3 was made available in July for purchase in the U.S.
•	In conjunction with the U.S. market introduction by Abbott of the first automated assay for galectin-3, data affirming the clinical and analytical performance of automated galectin-3 testing were presented at the American Association of Clinical Chemistry Annual Meeting
•	Twenty-three presentations relating to the utility of galectin-3 testing in heart failure and related disorders were delivered at the European Society of Cardiology Heart Failure meeting in Spain
•	Continued reduction of fixed costs and infrastructure provides additional resources to support development and commercialization of automated testing for galectin-3
•	The Company raised $5.0 million through the issuance of equity securities
•	The Company paid off its secured term loan and is now debt free

U.S. Market Introduction of the First Automated Test for Galectin-3

The ARCHITECT® Galectin-3 assay was introduced by Abbott at the American Association of Clinical Chemistry (AACC) Annual Meeting which convened in Atlanta, GA from July 26 to July 29, 2015. Representatives from BG Medicine joined with Abbott personnel to help communicate the utility of galectin-3 testing to laboratory and health care professionals who were attending the meeting.

“The commercialization of automated testing for galectin-3 has just begun,” said Paul R. Sohmer, M.D., President and Chief Executive Officer of BG Medicine. “In light of last month’s U.S. market introduction by Abbott of the ARCHITECT® Galectin-3 assay, we expect that product fees generated through initial sales of automated tests for galectin-3 in the U.S. and payable to the Company by Abbott will be reported with our fourth quarter results.”

“We continue to expect that our go-forward growth in revenues will depend on the timing and extent to which our automated partners are successful in gaining adoption of their automated tests for galectin-3,” continued Dr. Sohmer. “We will support the commercialization efforts of our automated partners by promoting the utility of galectin-3 as a biomarker and, in parallel, we will continue to extend our cash runway through the prudent and disciplined management of our resources.”

Second Quarter 2015 Results

The Company reported net loss for the second quarter of 2015 of $2.0 million, a 6% improvement from the $2.2 million net loss reported in the second quarter of 2014, on total revenues of $505 thousand in the second quarter of 2015 versus total revenues of $799 thousand in the second quarter of 2014. Operating expenses for the second quarter of 2014 declined by 29% from the prior year quarter. Net loss per share in the second quarter of 2015 was $0.23 as compared to $0.26 in 2014. Operating cash burn decreased by $1.8 million, a 68% decrease, to $827 thousand compared to $2.6 million in 2014.

“Our primary focus in the first half of 2015 has been to ensure that we have adequate resources to provide support to the development, market introduction and market expansion of automated testing for galectin-3 by our automated partners,” said Dr. Sohmer. “To this end, we raised additional capital, we continued to reduce our operating expenses and cash burn, and we paid off our secured term loan and are now debt free.”

First Half of 2015 Results

For the six months ended June 30, 2015, the Company reported net loss of $3.4 million, a 22% improvement from the $4.3 million net loss reported for the six months ended June 30, 2014, on total revenues of $942 thousand versus total revenues of $1.5 million in the first six months of 2014. Operating expenses for the six months ended June 30, 2015 declined by 33% from the same time period in 2014. Net loss per share for the first six months of 2015 was $0.39 as compared to $0.56 in the first six months of 2014. Operating cash burn declined by $2.8 million, a 56% decrease, to $2.2 million compared to $5.0 million in 2014.

Business Update Conference Call and Web Cast

The Company will host a business update conference call and webcast on Wednesday, August 19, 2015, beginning at 8:30 am Eastern Time. The conference call may be accessed by dialing (877) 845-1016 from the U.S. and Canada, or (708) 290-1155 from international locations. The conference call will also be available via the Internet at www.bg-medicine.com. Listeners are encouraged to login at least 15 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software.

About BG Medicine

BG Medicine, Inc. (Nasdaq:BGMD), the developer of the BGM Galectin-3® Test, is focused on the development and delivery of diagnostic solutions to aid in the clinical management of heart failure and related disorders. For additional information about BG Medicine, heart failure and galectin-3 testing, please visit www.bg-medicine.com. The BG Medicine Inc. logo is available for download here

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements made by Dr. Sohmer in the section captioned “U.S. Market Introduction of First Automated Test for Galectin-3”. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, our cash position; our ability to raise sufficient capital to continue our operations and grow our business; our ability to continue as a going concern; our history of operating losses; the ability of our automated partners to successfully develop, market, commercialize and achieve widespread market penetration for their automated galectin-3 tests; our estimates of future performance, including the expected timing of the market introduction of automated galectin-3 tests by our automated partners; our ability to conduct the clinical studies required for regulatory clearance or approval and to demonstrate the clinical benefits and cost-effectiveness to support commercial acceptance of our products; the timing, costs and other limitations involved in obtaining regulatory clearance or approval for any of our products; our ability to obtain regulatory clearance or approval for any of our products; our ability to maintain product fees from our automated partners to generate sufficient profit margins; our ability to provide sufficient evidence of clinical utility for our galectin-3 test and to differentiate it from competing cardiovascular diagnostics tests; our ability to successfully market, commercialize and achieve widespread market penetration for our cardiovascular diagnostic tests; our ability to generate sufficient product revenue to sustain our commercial diagnostics business; our expectations regarding the impact on our galectin-3 test sales as a result of focusing our sales efforts on the hospital readmissions problem and associated penalties facing our clients; the potential benefits of our products over current medical practices or other diagnostics; our ability to successfully develop, receive regulatory clearance or approval, commercialize and achieve market acceptance for any of our products; willingness of third-party payors to reimburse for the cost of our tests at prices that allow us to generate sufficient profit margins; our reliance on third parties to develop and distribute our products, including our ability to enter into collaboration agreements with respect to our products and the performance of our collaborative partners under such agreements; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; the expected timing, progress or success of our research and development and commercialization efforts; our ability to identify and contract with laboratories who can support the needs of our development efforts; our estimates regarding anticipated operating losses, future revenue, expenses, capital requirements and our needs for additional financing; our ability to retain qualified personnel; the limited public float and trading volume for our common stock and volatility in our stock price; our ability to regain and maintain compliance with the continued listing requirements of The NASDAQ Capital Market; and other factors discussed in the Company’s most recent Annual Report on Form 10-K as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission or otherwise made public. All information in this press release is as of the date of the release, and BG Medicine undertakes no duty to update this information unless required by law.

Contact:

Stephen Hall, EVP & Chief Financial Officer

(781) 890-1199

BG Medicine, Inc. and Subsidiary

Unaudited Consolidated Statements of Operations

	Three Months ended June 30,		Six Months ended June 30,
	2015	2014	2015	2014
	(in thousands, except share and per share data)
Total revenues	$505	$799	$942	$1,538

Costs and operating expenses:
Product costs	172	281	320	529
Research and development	498	573	981	1,133
Selling and marketing	92	733	285	1,421
General and administrative	1,188	1,183	2,057	2,373

Total costs and operating expenses	1,950	2,770	3,643	5,456

Loss from operations	(1,445)	(1,971)	(2,701)	(3,918)
Interest income	—	—	—	2
Interest expense	(63)	(199)	(156)	(432)
Other income (expense)	(521)	1	(521)	—

Net loss	(2,029)	(2,169)	(3,378)	(4,348)
Net loss per share – basic and diluted	$(0.23)	$(0.26)	$(0.39)	$(0.56)

Weighted-average common shares outstanding used in computing per share amounts – basic and diluted	8,657,845	8,478,866	8,648,869	7,735,630

BG Medicine, Inc. and Subsidiary

Unaudited Condensed Consolidated Balance Sheets

	June 30, 2015	December 31, 2014
	(in thousands)
Assets
Current assets
Cash	$178	$4,123
Accounts receivable	255	174
Inventory	300	400
Prepaid expenses and other current assets	415	154

Total current assets	1,148	4,851
Property and equipment, net	18	117
Intangible assets, net	106	135
Deposits and other assets	94	126

Total assets	$1,366	$5,229

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Term loan, current portion	745	2,960
Secured convertible notes	929	—
Accounts payable	610	695
Accrued expenses	1,273	906
Other current liabilities	80	18

Total current liabilities	3,637	4,579
Other liabilities	104	93

Total liabilities	3,741	4,672
Stockholders’ equity (deficit)	(2,375)	557

Total liabilities and stockholders’ equity (deficit)	$1,366	$5,229

BG Medicine, Inc. and Subsidiary

Unaudited Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2015	2014
	(in thousands)
Net cash flows from operating activities	(2,218)	(4,992)
Net cash flows from investing activities	13	—
Net cash flows from financing activities (1)	(1,740)	6,779

Net increase in cash	(3,945)	1,787
Cash and cash equivalents, beginning of year	4,123	7,751

Cash and cash equivalents, end of year	$178	$9,538

(1)	For the six months ended June 30, 2014, cash flows provided by financing activities include proceeds from the $10.0 million public offering.

Contact:

Stephen Hall, EVP & Chief Financial Officer

(781) 890-1199